Exhibit 23.1

CONSENT OF DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP.

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-258978 on Form S-1 of our report dated March 29, 2022, relating to the financial statements of Microvast Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 23, 2022